Exhibit 99.1

Allison Transmission Holdings, Inc. Adds David Denison to Board of Directors

INDIANAPOLIS, February 14, 2013 – Allison Transmission Holdings, Inc. (NYSE: ALSN) announced today that David Denison has been appointed to its Board of Directors.

“We are delighted that David has agreed to join our Board of Directors,” said Lawrence E. Dewey, Chairman of the Board of Directors. “His financial acumen and business perspectives will be of great value to Allison and we look forward to his contributions.”

Mr. Denison’s initial term will expire at the 2013 annual meeting of stockholders. Mr. Denison will be included as a nominee for re-election at the meeting. The Board also appointed Mr. Denison to serve on the Audit Committee.

David Denison has extensive experience in the financial services industry, most recently serving as President and Chief Executive Officer of the Canada Pension Plan (CPP) Investment Board from 2005 to 2012. He has held senior positions in the investment, consulting and asset management businesses in Canada, the United States and Europe. Prior to his appointment to the CPP Investment Board, Mr. Denison was President of Fidelity Investments Canada Limited. Mr. Denison earned Bachelor degrees in mathematics and education from the University of Toronto and is a Chartered Accountant and a Fellow of the Institute of Chartered Accountants of Ontario.

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About Allison Transmission

Allison Transmission is the world’s largest manufacturer of fully-automatic transmissions for medium- and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. military vehicles and hybrid-propulsion systems for transit buses. Allison transmissions are used in a variety of applications including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (primarily school and transit), motor homes, off-highway vehicles and equipment (primarily energy and mining) and military vehicles (wheeled and tracked). Founded in 1915, the Allison business is headquartered in Indianapolis, Indiana, U.S.A. and employs approximately 2,800 people. Allison has manufacturing facilities and customization centers located in China, The Netherlands, Brazil, India and Hungary. With a global presence, serving customers in North America, Europe, Asia, Australia, South America, and Africa, Allison also has over 1,500 independent distributor and dealer locations worldwide. More information about Allison is available at www.allisontransmission.com.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; general economic and industry conditions; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; the concentration of our net sales in our top five customers and the loss of any one of these; risks associated with our international operations; brand and reputational risks; our intention to pay dividends; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Press Contact

Melissa Sauer

Allison Transmission Inc.

(317) 242-5000

melissa.sauer@allisontransmission.com